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                                                                    EXHIBIT 99.7





                                PROMISSORY NOTE


$4,000,000.00                                                   October 18, 1996


         FOR VALUE RECEIVED, the undersigned, Republic Environmental Systems, Inc., a Delaware corporation (the "Maker"), hereby unconditionally promises to pay to the order of Alliance Holding Corporation (the "Payee"), at 10055 Sweet Valley Drive, Valley View, Ohio 44125 or such other address as may be given to the Maker by the Payee, the principal sum of FOUR MILLION AND NO/100 DOLLARS ($4,000,000.00), in lawful money of the United States of America, together with interest on the unpaid principal balance at the three-month LIBOR rate per annum compounded daily or, in the event of default of timely payment thereof, the three-month LIBOR rate plus five percent (5%) per annum compounded daily from the date thereof or (if less) the highest rate permitted by applicable law.

         Principal shall be due and payable in ten equal quarterly installments of $400,000.00, together with accrued and unpaid interest, computed as follows:
(1) for the first installment, based on the three-month LIBOR rate per annum in effect on the Closing Date (as defined in that certain Agreement and Plan of Merger executed by Maker and Payee dated as of May 19, 1996); and (2) for all subsequent installments, based on the three-month LIBOR rate per annum in effect on the date the prior installment was due. The first installment of principal and interest shall be due and payable on the later of the Closing Date or September 15, 1996. Each subsequent installment of principal and interest shall be due and payable on the 15th day of the last month of each calendar quarter thereafter until December 15, 1999, when the entire outstanding principal amount of this Promissory Note, together with all accrued and unpaid interest, shall be due and payable aforesaid.

         The Maker shall have the right to prepay, in full or from time to time in part, the then unpaid principal balance on this Promissory Note (together with all accrued and unpaid interest then due) at any time without premium or penalty. All prepayments shall be applied first to unpaid accrued interest, with the balance being applied to principal. All prepayments made at any time on the unpaid principal balance on this Promissory Note shall be listed on Schedule A which is attached hereto and made a part hereof for all purposes. The Holder of this Promissory Note (the "Holder") is hereby authorized to record on Schedule A the dates and amounts of any prepayments of principal and the aggregate amount of principal then outstanding. Such recordation shall constitute prima facie evidence of the accuracy of the information recorded in the absence of manifest error; provided, however, that failure by the Holder to make such recordation shall not effect the Maker's obligations hereunder.

         Should the Maker fail to make any payment of principal or interest hereunder on or before ten days after the date such payment is due and such failure be continuing, the Holder at its option, and in addition to any other remedies that may be available, may declare the entire principal balance and accrued interest hereon to be due and payable by giving written notice
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thereof to Maker.  Failure to exercise this option shall not constitute a waiver of the right to exercise the same with respect to any subsequent Event of Default.

         If this Promissory Note shall be collected by legal proceedings or through a probate or bankruptcy court, or shall be placed in the hands of an attorney for collection after default or maturity, the Maker agrees to pay all costs of collection, including, without limitation, reasonable attorneys' fees.

         This Promissory Note has not been registered under the Securities Act of 1933, as amended, or the securities laws of any state. Without such registration, this Promissory Note may not be sold, pledged, hypothecated, or otherwise transferred, unless an exemption from registration under the Securities Act of 1933, as amended, and any applicable state securities laws or any rule or regulation promulgated thereunder, is available.

         THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE.

         THIS PROMISSORY NOTE, TOGETHER WITH SCHEDULE A HERETO, REPRESENTS THE FINAL AGREEMENT OF THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         Any notice, demand or other communication to be given under or for the purposes of this Promissory Note shall be in writing (including telecopy with prompt written confirmation thereafter, such telecopy notice to be deemed given upon receipt of such written confirmation) and shall be treated as properly served or given if hand-delivered or sent by first class prepaid mail (airmail if appropriate);

         If to Payee:

         Alliance Holding Corporation
         10055 Sweet Valley Drive
         Valley View, Ohio  44125
         Attention:       Mr. Joseph E. LoConti
         Telecopy:        (216) 447-9137

         With a copy to:

         Anne L. Meyers & Associates Co., L.P.A.
         2 Summit Park Drive, Suite 150
         Independence, Ohio  44131-2553
         Attention:       Anne L. Meyers, Esq.
         Telecopy:        (216) 520-4350




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         If to Maker:

         Republic Environmental Systems, Inc.
         16 Sentry Park West
         1787 Sentry Parkway West, Suite 400
         Blue Bell, Pennsylvania  19422
         Attention:       Douglas R. Gowland
         Telecopy:        (215) 283-4809

         With a copy to:

         Akin, Gump, Strauss, Hauer & Feld, L.L.P.
         711 Louisiana, Suite 1900
         Houston, Texas  77002
         Attention:       Mr. Rick L. Burdick
         Fax:             (713) 236-0822


or to such other address any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

         All such notices and communications shall, when mailed or telecopied, be effective upon the earlier of actual receipt (in case of telecopy, of the written confirmation thereof) or three business days from the date when deposited in the mails (or in the case of telecopy, of receipt of the written confirmation thereof).

         This Promissory Note has been executed and delivered pursuant to, and is subject to certain terms and conditions set forth in, that certain Agreement and Plan of Merger among the Maker, Republic/CSC Acquisition Corporation and Republic/CSU Acquisition Corporation, each Delaware corporations and wholly-owned subsidiaries of the Maker, the Payee, and Century Surety Company and Commercial Surety Agency, Inc., d/b/a Century Surety Underwriters, each Ohio corporations and wholly-owned subsidiaries of the Payee, dated as of May 19, 1996 (as the same may be amended from time to time, the "Merger Agreement"), and is the "Note" referred to therein. All capitalized terms used herein and not otherwise defined herein shall have the meanings given thereto in the Merger Agreement.

         This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of Delaware.



Maker:

REPUBLIC ENVIRONMENTAL SYSTEMS, INC.




By: /s/ Michael G. DeGroote
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Name: Michael G. DeGroote
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Title:   President & Chief Executive Officer
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